Exhibit 10.4
AMENDED AND RESTATED SUBSIDIARY GUARANTY

THIS AMENDED AND RESTATED SUBSIDIARY GUARANTY (“Guaranty”) is executed as of January 11, 2018, by each of the parties that is a signatory to this Guaranty (together with any other entity that may hereafter become a party hereto as provided herein, individually, a “Guarantor” and, collectively, the “Guarantors”), for the benefit of JPMORGAN CHASE BANK, N.A. (“Administrative Agent”), in its capacity as the administrative agent for the Lenders under the Credit Agreement defined below, for the benefit of itself and such Lenders. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement defined below.

RECITALS

A.    XHR LP, a Delaware limited partnership (“Borrower”), Administrative Agent and the Lenders have entered into that certain Amended and Restated Revolving Credit Agreement of even date herewith (the “Credit Agreement”), pursuant to which the Lenders have agreed to make available to Borrower Loans and certain other financial accommodations on the terms and conditions set forth in the Credit Agreement;

B.    The Lenders are not willing to make the Loans, or otherwise extend credit, to Borrower unless each of the Guarantors unconditionally guarantees payment and performance to Administrative Agent, for the benefit of the Lenders, of the Obligations;

C.    Each of the Guarantors is a subsidiary of Borrower, and each of the Guarantors will directly benefit from the Lenders’ making the Loans and other financial accommodations to Borrower; and

D.    The Guarantor and the Administrative Agent are parties to a Subsidiary Guaranty dated as of February 3, 2015 (the “Existing Guaranty”).

AGREEMENT

NOW, THEREFORE, as an inducement to the Lenders to make the Loans and other financial accommodations to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each Guarantor party to the Existing Guaranty acknowledges and agrees with the Administrative Agent, for the benefit of the Lenders, that the Existing Guaranty is amended, restated, and superseded in its entirety pursuant to the terms hereof:

Section 1. Guaranty of Obligations. Each of the Guarantors hereby absolutely, irrevocably and unconditionally, and jointly and severally, guarantees to Administrative Agent, for the benefit of the Lenders the payment and performance of the Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each of the Guarantors hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable, jointly and severally, for the Obligations as a primary obligor, and that each Guarantor shall fully perform each and every term and provision hereof. This Guaranty is a guaranty of payment and not of collection only. Neither Administrative Agent nor any Lender shall be required to exhaust any right or remedy or take any action against Borrower or any other person or entity. Each Guarantor agrees that, as between such Guarantor and Administrative Agent and the Lenders, the Obligations may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards Borrower and that in the event of a declaration or attempted declaration, the Obligations shall immediately become due and payable by each of the Guarantors for the purposes of this Guaranty. Without limiting the generality of the foregoing, each Guarantor, and by its acceptance of this Guaranty, Administrative Agent, for the benefit of the Lenders, hereby confirms that the parties intend that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to this Guaranty. In furtherance of that intention, the liabilities of each Guarantor under this Guaranty (the “Liabilities”) shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Person with respect to the Liabilities, result in the Liabilities of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors. This paragraph with respect to the maximum liability of each Guarantor is intended solely to preserve the rights of the Administrative Agent, for the benefit of the Lenders, to the maximum extent not subject to avoidance under applicable law, and neither a Guarantor nor any other Person shall have any right or claim under this paragraph with respect to such maximum liability, except to the extent necessary so that the obligations of a Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations may at any time and from time to time exceed the maximum liability of such Guarantor without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent on behalf of the Lenders, hereunder, provided that, nothing in this sentence shall be construed to increase such Guarantor's obligations hereunder beyond its maximum liability.

Section 2. Guaranty Absolute. Each Guarantor guarantees that the Obligations shall be paid strictly in accordance with the terms of the Loan Documents. The liability of each Guarantor under this Guaranty is absolute, irrevocable and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, or failure to act by Administrative Agent or the Lenders with respect to, or any impairment of any Lien on, any other guaranty or support document, or any exchange, release or non‑perfection of, or failure to act by Administrative Agent or the Lenders with respect to, any collateral, for all or any of the Obligations; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Obligations or any Loan Document; (d) any change in the corporate existence, structure, or ownership of Borrower;

(e) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document; and (f) any other setoff, recoupment, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, Borrower or a guarantor, other than the payment in full of the Obligations (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made).

Section 3. Guaranty Irrevocable. This Guaranty is a continuing guaranty of the payment of all Obligations now or hereafter existing and shall remain in full force and effect until this Guaranty is terminated pursuant to Section 17 hereof.

Section 4. Waiver of Certain Rights and Notices. To the fullest extent not prohibited by applicable law, except as specifically provided herein, each Guarantor hereby waives and agrees not to assert or take advantage of (a) any right to require Administrative Agent or any Lender to proceed against or exhaust its recourse against Borrower, any other guarantor or endorser, or any security or collateral held by Administrative Agent (for the benefit of Lenders) at any time or to pursue any other remedy in its power before proceeding against such Guarantor hereunder; (b) the defense of the statute of limitations in any action hereunder; (c) any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of Borrower, any Guarantor or any other or others, (ii) the revocation or repudiation hereof by any Guarantor or the revocation or repudiation of any of the Loan Documents by Borrower or any other or others, (iii) the failure of Administrative Agent (on behalf of the Lenders) to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of Borrower or any other or others, (iv) the unenforceability in whole or in part of any Loan Document, (v) Administrative Agent's election (on behalf of the Lenders), in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111(b)(2) of the federal Bankruptcy Code, or (vi) any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; (d) presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, and indulgences and notices of any other kind whatsoever; (e) any defense based upon an election of remedies by Administrative Agent (on behalf of the Lenders) which destroys or otherwise impairs the subrogation rights of any Guarantor or the right of such Guarantor to proceed against Borrower for reimbursement, or both; (f) any defense based upon any taking, modification or release of any collateral or other guarantees, or any failure to perfect, or any impairment of, any Lien on, or the taking of or failure to take any other action with respect to, any collateral securing payment or performance of the Obligations; (g) any right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any obligations to which it applies or may apply; and (h) any rights or defenses based upon an offset by any Guarantor against any obligation now or hereafter owed to such Guarantor by Borrower; provided, however, that this Section 4 shall not constitute a waiver on the part of any Guarantor of any defense of payment. Each Guarantor shall remain liable hereunder to the extent set forth herein, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of such Guarantor, until the termination of this Guaranty under Section 3.

Section 5. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lenders on the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though the payment had not been made, whether or not Administrative Agent is in possession of the Guaranty; provided, however, that no such reinstatement shall occur if this Guaranty has terminated pursuant to Section 17(b) hereof.

Section 6. Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Obligations have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and the Commitments shall have expired or terminated. If any amount is paid to a Guarantor on account of subrogation rights under this Guaranty at any time when all the Obligations have not been paid in full, the amount shall be held in trust for the benefit of the Lenders and shall be promptly paid to Administrative Agent, for the benefit of the Lenders, to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Loan Documents. If any Guarantor makes payment to Administrative Agent, for the benefit of the Lenders, of all or any part of the Obligations and all the Obligations are paid in full and the Commitments shall have expired or terminated, Administrative Agent shall, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of the interest in the Obligations resulting from such payment.

Section 7. Subordination. Without limiting Administrative Agent’s rights under any other agreement, any liabilities owed by Borrower to a Guarantor in connection with any extension of credit or financial accommodation by such Guarantor to or for the account of Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Obligations, and such liabilities of Borrower to such Guarantor, if Administrative Agent and the Required Lenders so request after the occurrence and during the continuance of any Event of Default, shall be collected, enforced and received by such Guarantor as trustee for the Lenders and shall be paid over to Administrative Agent, for the benefit of the Lenders, on account of the Obligations but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

Section 8. Certain Taxes. Each Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein as provided in Section 2.17 of the Credit Agreement.

Section 9. Representations and Warranties. Each Guarantor represents and warrants that:

(a) (i) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its properties and to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, (ii) the execution, delivery and performance of this Guaranty are within such Guarantor’s corporate, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, limited liability company or other organizational action, (iii) this Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (iv) the execution, delivery and performance of this Guaranty by such Guarantor (A) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (B) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Guarantor or any order, decree or judgment of any Governmental Authority, except for any violation of any applicable law or regulation or any violation of the charter, by-laws or other organizational documents of each Guarantor that would not reasonably be expected to have a Material Adverse Effect, (C) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by such Guarantor, in each case, except for any violation or default that would not reasonably be expected to have a Material Adverse Effect, and (D) will not result in the creation or imposition of any Lien on any asset of such Guarantor (other than Liens arising under the Loan Documents);

(b) in executing and delivering this Guaranty, such Guarantor has (i) without reliance on Administrative Agent or any Lender or any information received from Administrative Agent or any Lender and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and Borrower, Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, Borrower or the obligations and risks undertaken herein with respect to the Obligations; (ii) adequate means to obtain from Borrower on a continuing basis information concerning Borrower; (iii) full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of Administrative Agent or any Lender not embodied herein or any acts heretofore or hereafter taken by Administrative Agent or any Lender (including but not limited to any review by Administrative Agent or any Lender of the affairs of Borrower); and

(c) each representation and warranty in the Credit Agreement relating to such Guarantor is true and correct.

Section 10. Covenants. Each Guarantor will perform and comply with all covenants applicable to such Guarantor, or which Borrower is required to cause such Guarantor to comply with, under the terms of the Credit Agreement or any of the other Loan Documents as if the same were more fully set forth herein.

Section 11. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 12. Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and to the extent permitted under Section 9.08 of the Credit Agreement, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 13. [Reserved].

Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, or consent to any departure by any Guarantor therefrom, shall in any event be effective unless it is in writing entered into by each Guarantor and the Administrative Agent (acting with the requisite consent of the Lenders as provided in the Credit Agreement), and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Administrative Agent to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 15. Expenses. Each of the Guarantors shall reimburse Administrative Agent and the Lenders on demand for all out-of-pocket expenses incurred by Administrative Agent and the Lenders in connection with the performance or enforcement of this Guaranty, subject, in each case, to the terms and limitations set forth in Section 9.03 of the Credit Agreement. The obligations of the Guarantors under this Section shall survive the termination of this Guaranty.

Section 16. Assignment. The provisions of this Guaranty shall be binding upon, and shall inure to the benefit of each Guarantor, Administrative Agent, the Lenders and their respective permitted successors and assigns; provided that no Guarantor may assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and each Lender (and any attempted such assignment or transfer by any Guarantor without such consent shall be null and void). Without limiting the generality of the foregoing, Administrative Agent and each Lender may assign, sell participations in or otherwise transfer its rights under the Loan Documents to any other person or entity in accordance with the terms of the Credit Agreement, and the other person or entity shall then become vested with all the rights granted to Administrative Agent or such Lender, as applicable, in this Guaranty or otherwise.

Section 17.     Termination. This Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party upon (a)

the payment in full of the obligations and other amounts payable under this Guaranty and the Loan Documents (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and the termination of all Commitments, or (b) the release of such Guarantor pursuant to Section 5.12(a) or Section 5.12(c) of the Credit Agreement; provided, however, Administrative Agent shall, at the request and expense of Borrower and without the need for any consent or approval by the Lenders, execute and deliver an instrument to evidence any such release pursuant to Section 5.12(a) or Section 5.12(c) of the Credit Agreement in a form reasonably acceptable to Borrower and Administrative Agent.

Section 18. Headings. The headings and captions in this Guaranty are for convenience of reference only, are not part of this Guaranty and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty.

Section 19. Notices. All notices or other communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:

(a)    if to any Guarantor, to it at c/o Xenia Hotels & Resorts, Inc., 200 South Orange Avenue, Suite 2700, Orlando, Florida 32801, Attention of Xenia Chief Financial Officer and Xenia General Counsel (Email: financenotices@xeniareit.com); and

(b)    if to Administrative Agent, to JPMorgan Chase Bank, N.A., 10 S. Dearborn, Floor L2, Chicago, IL 60603,  Fax: 312-385-7101,  Email: cls.reb.chicago@jpmorgan.com, Attention of Kevin Berry, with a copy to JPMorgan Chase Bank, N.A., 10 S. Dearborn – 19th Floor, Chicago, IL 60603, Attention of Christian Lunt (Telecopy No. 312-325-5174; Email: Christian.c.lunt@jpmorgan.com).

Each Guarantor and Administrative Agent may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other party. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement).

Section 20. Governing Law; Jurisdiction; Consent to Service of Process.

(a)    This Guaranty shall be construed in accordance with and governed by the law of the State of New York.

(b)    Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District

of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty against any Guarantor or its properties in the courts of any jurisdiction.

(c)    Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in subsection (b) above. Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each Guarantor irrevocably consents to service of process in the manner provided for notices herein. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

Section 21. Severability. Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 22. ENTIRETY. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY ANY GUARANTOR EMBODY THE FINAL, ENTIRE AGREEMENT OF SUCH GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY EACH GUARANTOR ARE INTENDED BY EACH GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS HEREOF AND THEREOF, AND NO COURSE OF DEALING AMONG ANY GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT EXECUTED BY ANY GUARANTOR. THERE ARE NO ORAL AGREEMENTS BETWEEN ANY GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS.

Section 23. WAIVER OF RIGHT TO TRIAL BY JURY. EACH GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, ADMINISTRATIVE AGENT, ON BEHALF OF THE LENDERS, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, ADMINISTRATIVE AGENT, ON BEHALF OF THE LENDERS, EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND SUCH OTHER PARTY HAVE BEEN INDUCED TO EXECUTE OR ACCEPT THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 24. Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guaranty pursuant to Section 5.11(a) of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex I hereto.

Section 25. Limitation of Liability. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto waives, any claim against any other party hereto on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

Section 26. ECP RULES. Notwithstanding anything to the contrary herein or in any other Loan Document, each Guarantor hereunder shall not be deemed to be a guarantor of any Obligations with respect to Swap Agreements if such Guarantor is not an “Eligible Contract Participant” as defined in § 1(a)(18) of the Commodity Exchange Act and the applicable rules issued by the Commodity Futures Trading Commission and/or the Securities and Exchange Commission (collectively, and as now or hereafter in effect, “the ECP Rules”) to the extent that the providing of such guaranty by such Guarantor would violate the ECP Rules or any other applicable law or regulation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

IA LODGING KEY WEST, L.L.C.
IA LODGING WAIKIKI BEACH, L.L.C.
IA URBAN HOTELS CHICAGO, L.L.C.
IA LODGING SALT LAKE CITY, L.L.C.
IA LODGING ALEXANDRIA KING, L.L.C.
IA LODGING NAPA SOLANO, L.L.C.
XHR BOSTON COMMONWEALTH LLC
XHR PORTLAND LLC
XHR SANTA BARBARA LLC
IA URBAN HOTELS WASHINGTON DC
FRANKLIN, L.L.C.
XHR ORLANDO CYPRESS LLC
XHR PHOENIX PALMS LLC
XHR SCOTTSDALE RANCH LLC

By:	XHR LP, the sole member of each of the foregoing limited liability companies

By:	XHR GP, Inc., its general partner

By:	/s/ ATISH SHAH
Name: Atish Shah
Title: Executive Vice President

[Signature Page to Amended and Restated Subsidiary Guaranty]

IA LODGING AUSTIN ARBORETUM
LIMITED PARTNERSHIP, as Guarantor

By:	IA Lodging Austin Arboretum GP, L.L.C., its general partner

By:	XHR LP, its sole member

By:	XHR GP, Inc., its general partner

By:	/s/ ATISH SHAH
Name: Atish Shah
Title: Executive Vice President

IA LODGING WOODLANDS LIMITED
PARTNERSHIP, as Guarantor

By:	IA Lodging Woodlands GP, L.L.C., its general partner

By:	XHR LP, its sole member

By:	XHR GP, Inc., its general partner

By:	/s/ ATISH SHAH
Name: Atish Shah
Title: Executive Vice President

[Signature Page to Amended and Restated Subsidiary Guaranty]

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:	/s/ CHRISTIAN LUNT
Name: Christian Lunt
Title: Executive Director

[Signature Page to Amended and Restated Subsidiary Guaranty]

ANNEX I to
Amended and Restated Subsidiary Guaranty

THIS JOINDER AGREEMENT (“Joinder Agreement”) dated as of ________, 201_, made by __________________ (the “Additional Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meanings ascribed to them in such Credit Agreement.
W I T N E S S E T H:
WHEREAS, XHR LP (the “Borrower”), the Lenders and the Administrative Agent have entered into an Amended and Restated Revolving Credit Agreement, dated as of January 11, 2018 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made Loans and other financial accommodations available to the Borrower that will benefit the Borrower and its Subsidiaries (including the Guarantors);
WHEREAS, in connection with the Credit Agreement, certain Subsidiaries of the Borrower have entered into an Amended and Restated Subsidiary Guaranty, dated as of January 11, 2018 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of the Administrative Agent for the benefit of the Lenders, pursuant to which such Subsidiaries guaranteed the Obligations of the Borrower under the Credit Agreement;
WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guaranty, and the Additional Guarantor’s failure to do so shall constitute a breach of the Credit Agreement; and
WHEREAS, the Additional Guarantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Guaranty;
NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, IT IS AGREED:
1. Joinder to Guaranty. By executing and delivering this Joinder Agreement, the Additional Guarantor, as provided in Section 24 of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor, and, without limiting the generality of the foregoing, hereby expressly assumes and agrees to be bound by all obligations and liabilities of a Guarantor thereunder and shall jointly and severally guaranty the payment and performance of the Obligations as set forth therein. From and after the date hereof, all references in the Guaranty and the other Loan Documents to the “Subsidiary Guarantors” or the “Guarantors” shall include the Additional Guarantor for all purposes. The

Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 9 of the Guaranty is true and correct on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date.
2. Governing Law. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
[signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GUARANTOR], as Guarantor

By:
Name:
Title:

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title: